Exhibit 10.2

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (the “Agreement”) is made this 7th day of August, 2017, effective August 1, 2017 (the “Effective Date”), by and between BROWNIE’S MARINE GROUP, INC., a Florida corporation (the “Company”) with its principal place of business located at 3001 NW 25 Avenue, Suite 1, Pompano Beach, Florida 33069 and WESLEY P. SIEBENTHAL, an individual (the “Advisor”) with his principal offices located at 4497 Hill Ct., Orcutt, CA 93455.

R E C I T A L S

WHEREAS, the Company desires to retain the Advisor to provide certain advisory services as hereinafter set forth.

WHEREAS, the Advisor desires to provide certain advisory services to the Company in accordance with the terms and conditions contained hereinafter.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Advisory Services. During the Term of this Agreement, the Advisor is hereby retained by the Company serve as its Chief Technology Advisor and to provide advisory and consulting services (the “Services”) to the Company including, but not limited to: (i) researching, designing, and building prototype(s); and (ii) managing production tooling for modification to current products and new products under consideration at the Company. The Advisor shall provide such additional Services as reasonably requested by the Company during the Term of this Agreement.

2. Term; Termination. The term (“Term”) of this Agreement shall commence on the Effective Date and end on January 31, 2018 (the “Expiration Date”). Either party may terminate this Agreement in the event that the other party fails to perform any of its material obligations under this Agreement, or otherwise defaults in any of its material obligations under this Agreement, and such failure or default continues uncured for a period of thirty (30) days following written notice from the non-defaulting party.

3. Compensation; Investment Intent.

(a) As full and complete compensation for the Services, the Company shall issue the Advisor two million (2,000,000) shares of the Company’s common stock (the “Compensation Shares”), which such Compensation Shares shall be fully paid and non-assessable upon issuance thereof.

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(b) The Compensation Shares are “restricted securities” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”). The Advisor has such knowledge and experience in financial, investment and business matters that he is capable of evaluating the merits and risks of the investment in the Compensation Shares and represents that he: (i) has adequate means of providing for his current financial needs and possible personal contingencies, and has no need for liquidity of investment in the Company; (ii) can afford (a) to hold unregistered securities for an indefinite period of time and (b) sustain a complete loss of the entire amount of such securities; and (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive. The Compensation Shares are being acquired by the Advisor solely for his account for personal investment and not with a view to, or for resale in connection with, any distribution. The Advisor does not intend to dispose of all or any part of the Compensation Shares except in compliance with the provisions of the Securities Act and applicable state securities laws and understands that the Compensation Shares are being issued pursuant to a specific exemption under the provisions of the Securities Act, which exemption depends, among other things, upon the compliance with the provisions of the Securities Act.

(c) The Company may insert the following or similar legend on the certificate representing the Compensation Shares, if required in compliance with the Securities Act or state securities laws:

“These securities have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Brownie’s Marine Group, Inc. that an exemption from registration under the act and any applicable state securities laws is available.”

(d) The Advisor’s status shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Advisor under this Agreement shall be made or provided without withholding or deduction of any kind, and the Advisor shall assume sole responsibility for discharging all tax or other obligations associated therewith.

4. Expenses. The Advisor shall be responsible for all expenses incurred by him in the performance of the Services hereunder and he is not entitled to a reimbursement by the Company for any such expenses; provided, however, should the Advisor be requested to travel on the Company’s behalf, the Company shall pay all reasonable travel expenses of Advisor upon prior agreement of the parties.

5. Return of Documents. On termination of this Agreement or at any time upon the request of Company, Advisor shall return to Company all documents, including all copies thereof, and all other property relating to the business of Company and/or its affiliates, including without limitation, the Confidential Information (as hereinafter defined), in his possession or control.

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6. Amendment or Assignment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge or change is sought. This Agreement is not assignable by the Advisor without the prior written consent of the Company, which such consent may not be forthcoming.

7. Confidentiality.

(a) In connection with the performance of the Services contemplated by this Agreement, the Advisor may gain access to Confidential Information (as hereinafter defined) of the Company. Confidential Information includes information communicated orally, in writing, by electronic or magnetic media, by visual observation, or by other means, and may be marked confidential or proprietary, or bear a marking of like import, or which the Company states to be confidential or proprietary, or which would logically be considered confidential or proprietary under circumstances of its disclosure known to Advisor. No rights or licenses to trademarks, inventions, copyrights, patents or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Confidential Information to Advisor.

(b) The Advisor acknowledges and understands that: (i) Confidential Information provides the Company with a competitive advantage (or that could be used to the disadvantage of the Company by a competitor); (ii) the Company has a continuing interest in maintaining the confidentiality of Confidential Information; and (iii) the Company has a compelling business interest in preventing unfair competition stemming from the use or disclosure of Confidential Information.

(c) For purposes hereof, “Confidential Information” includes, but is not limited to, information pertaining to business plans, joint venture agreements, licensing agreements, financial information, contracts, customers, products, trade secrets, specifications, designs, plans, drawings, software, data, prototypes, processes, methods, research, development or other information relating to the business activities and operations of the Company and its subsidiaries and affiliates.

(d) The Advisor agrees to keep Confidential Information confidential and, except as authorized by the Company in writing, Advisor shall not, directly or indirectly, use Confidential Information for any reason except to perform the Services under this Agreement. The Advisor acknowledges that such Confidential Information could be deemed to be material non-public information that is not generally available to the public. The Advisor further acknowledges his understanding that federal securities laws strictly prohibit any person who obtains inside information, and has a duty not to disclose it such as the Advisor, from using the information in connection with the purchase or sale of securities.

(e) The restrictions in subsection (d) of this Section shall not apply to any Confidential Information if Advisor can demonstrate that the Confidential Information: (i) is or becomes available to the public through no breach of this Agreement; (ii) was previously known by Advisor without any obligation to hold it in confidence; (iii) is received from a third party free to disclose such information without restriction; (iv) is independently developed by Advisor without the use of the Confidential Information; (v) is approved for release by written authorization of the Company; (vi) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; or (vii) is disclosed in response to a valid order of a court or lawful request of a governmental agency, but only to the extent of and for the purposes of such order or request, provided that Advisor notifies the Company of the order or request ten (10) days prior to disclosure and permits the Company to seek an appropriate protective order.

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8. Inventions.

(a) If at any time the Advisor (either alone or with others) should make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work-of-authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called “Developments”) that: (a) relates to the business activities of the Company (or any of its subsidiaries) or any of the products or services being developed, manufactured, sold or provided by the Company or which may be used in relation therewith; or (b) results from the Services, such Developments and the benefits thereof shall immediately become and/or be considered as the sole and absolute property of the Company and its assigns as a work for hire, and the Advisor shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby irrevocable assigns any rights the Advisor may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary documentation, plans and models) to the Company. Upon disclosure of each Development to the Company, the Advisor will at any time, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require: (i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks, service marks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyrights, trademarks, service marks or other analogous protection.

(b) In the event the Company is unable, after reasonable effort, to secure the Advisor’s signature on any letters patent, copyrights, trademarks, service marks or other analogous protection relating to a Development, whether because of the Advisor’s physical or mental incapacity or for any other reason whatsoever, the Advisor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Advisor’s agent and attorney-in-fact, to act for and on his behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of any such letters patent, copyrights, trademarks, service marks and other analogous protection thereon with the same legal force and effect as if executed by the Advisor.

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9. Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

10. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third (3rd) calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses hereinabove first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

11. Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

12. Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

13. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

14. Governing Law. This Agreement shall become valid when executed and accepted by Company. This Agreement shall be construed in accordance with the laws of the State of Florida, without an application of the principles of conflicts of laws. Anything in this Agreement to the contrary notwithstanding, the Advisor shall conduct the Advisor’s business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Advisor is located.

15. Enforcement. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Broward County in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Broward County, Florida has been brought in an inconvenient form.

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16. Binding Nature, No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns. This Agreement is not assignable by the Advisor without the prior written consent of the Company.

17. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY

BROWNIE’S MARINE GROUP, INC.

By:	/s/ Robert Carmichael
Robert Carmichael
Chief Executive Officer

THE ADVISOR

/s/ Wesley P. Siebenthal
WESLEY P. SIEBENTHAL

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